Exhibit 3.2
FIRST AMENDMENT
TO
FIRST AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
MARLIN MIDSTREAM GP, LLC

This First Amendment (this “Amendment”) to the First Amended and Restated Limited Liability Company Agreement, entered into as of July 31, 2013 (the “LLC Agreement”) of Marlin Midstream GP, LLC, a Delaware limited liability company (the “Company”), is entered into as of May 19, 2015, by Azure Midstream Energy LLC, the sole Member of the Company. Capitalized terms used but not defined herein have the meaning given such terms in the LLC Agreement.

WHEREAS, the sole Member of the Company has determined that it is advisable and in the best interest of the Company to amend the LLC Agreement to change the name of the Company to “Azure Midstream Partners GP, LLC”.

WHEREAS, Section 15.5 of the LLC Agreement provides that the LLC Agreement may be amended by a written instrument executed by all Members;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Member agrees as follows:

1.	Section 1.1 of the LLC Agreement is hereby amended to amend and restate the following definition:

“Partnership” means Azure Midstream Partners, LP, a Delaware limited partnership.

2.	Section 2.2 of the LLC Agreement is hereby amended to read in its entirety as follows:

“Name. The name of the Company is Azure Midstream Partners GP, LLC.”

Additionally, all other references to “Marlin Midstream GP, LLC” in the LLC Agreement are hereby deleted in their entirety and replaced with “Azure Midstream Partners GP, LLC”.

3.	Except as expressly provided in this Amendment, all of the terms and conditions of the LLC Agreement shall remain in full force and effect.

4.	This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

Signature Page Follows

IN WITNESS WHEREOF, the Member has executed this Amendment as of the date first set forth above.

SOLE MEMBER:

AZURE MIDSTREAM ENERGY LLC

By:    /s/ Eric T. Kalamaras
Name:    Eric T. Kalamaras
Title:     Chief Financial Officer